Exhibit 99.1

NEWS RELEASE

Valerie C. Carlson First Vice President, Corporate Communications 203.338.2351 Fax: 203.338.3461 valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

JANUARY 25, 2008

PEOPLE’S UNITED FINANCIAL, INC. ANNOUNCES DEATH OF JOHN A. KLEIN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

BRIDGEPORT, CT. – People’s United Financial, Inc. (Nasdaq: PBCT) is saddened to announce the death of its President, Chief Executive Officer and member of the Board of Directors, John A. Klein. Mr. Klein, who had been battling cancer since 2004, succumbed earlier today to the disease. He is survived by his wife, Carla Klein; his daughter, Kristen Klein Chiodo; and his son, Eric Klein.

“I deeply regret the loss of my long-time friend and colleague,” said George P. Carter, Chairman of the Board of Directors. “John had an extraordinary career with People’s United, spanning more than 35 years,” Carter said. “I feel truly privileged to have had the opportunity to serve as a member of the Board of Directors during John’s tenure.”

Philip R. Sherringham, who was appointed Acting President and Chief Executive Officer in November when Mr. Klein took a leave of absence, will continue to serve in those capacities.

“John’s vision as President and Chief Executive Officer has been instrumental in the company’s success over the course of his eight-year tenure,” Sherringham said. “I know that the entire People’s United team is committed to building upon the successes that John’s leadership has afforded us.

“We all will miss John for the leader he was, but mostly we will miss him as our friend,” Sherringham said. “Our deepest sympathies go out to his family.”

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